Exhibit 10.1

March 18, 2005

Gentlemen:

Reference is made to the Stock Purchase Agreement dated February 17, 2005 (the “Stock Purchase Agreement”) between PRIMEDIA Companies Inc., (the “Seller”), a wholly-owned subsidiary of PRIMEDIA Inc. (“PRIMEDIA”), PRIMEDIA and The New York Times Company regarding the purchase of all of the outstanding stock of About, Inc. from Seller.

In consideration of Seller entering into the Stock Purchase Agreement with you, we hereby jointly and severally guarantee the prompt and complete performance of any and all obligations of the Seller under the Stock Purchase Agreement, including but not limited to any indemnity obligations under Article VIII of the Stock Purchase Agreement.  We also hereby represent and warrant that the representations and warranties made by the Seller under the Stock Purchase Agreement are true and accurate as of the date of the Stock Purchase Agreement.  We agree to cause the Seller to comply with all its obligations under the Stock Purchase Agreement, and we also undertake to comply with all such obligations of the Seller that may be applicable to us.

This guarantee letter shall be governed by and construed in accordance with the laws of New York.

IN WITNESS WHEREOF, we have executed this guarantee letter as of the date first above written.

PRIMEDIA INC.

By:	/s/ BEVERLY C. CHELL

Name:	Beverly C. Chell

Title:	Vice Chairman

Confirmed and agreed:

The New York Times Company

	By:	/s/ KENNETH A. RICHIERI

	Name:	Kenneth A. Richieri

	Title:	Vice President and Deputy General Counsel